UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 3, 2013

Beam Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9076	13-3295276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

510 Lake Cook Road

Deerfield, IL 60015

(Address of Principal Executive Offices) (Zip Code)

(847) 948-8888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2013, Beam Inc. (the “Company”) and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, acting for themselves and as representatives of the other underwriters, entered into an Underwriting Agreement (the “Underwriting Agreement”) in connection with the offer and sale of $250 million aggregate principal amount of the Company’s 1.750% Notes due 2018 (the “2018 Notes”) and $250 million aggregate principal amount of its 3.250% Notes due 2023 (the “2023 Notes” and, together with the 2018 Notes, the “Notes”) in an underwritten public offering (the “Offering”). The issuance and sale of the Notes is expected to close on June 10, 2013. The Company intends to use the net proceeds from the Offering to repurchase certain of its outstanding debt securities in its previously announced cash tender offers and to redeem certain of its outstanding debt securities.

The Underwriting Agreement contains representations, warranties and agreements of the Company, conditions to closing, indemnification and contribution rights and obligations of the parties, termination provisions and other terms and conditions in each case that are customary in agreements of this type. The Notes are being offered and sold by the Company pursuant to its automatic shelf Registration Statement on Form S-3ASR (Registration Statement No. 333-181026), filed with the Securities and Exchange Commission on April 27, 2012, as supplemented by the final prospectus supplement dated June 3, 2013 expected to be filed with the Securities and Exchange Commission on June 4, 2013.

The Notes will be issued pursuant to the Indenture dated as of April 15, 1999 (the “Indenture”) between the Company and The Bank of New York Mellon (successor to The Chase Manhattan Bank), as trustee. The Indenture contains covenants that require the Company to satisfy certain conditions in order to incur debt secured by liens, engage in sale/leaseback transactions or merge or consolidate with another entity. The Indenture also provides for customary events of default and other customary provisions.

The 2018 Notes will mature on June 15, 2018 and bear interest at a fixed rate of 1.750% per annum. The 2023 Notes will mature on June 15, 2023 and bear interest at a fixed rate of 3.250% per annum. The Company will pay interest on the Notes from June 10, 2013 semi-annually, in arrears, on June 15 and December 15 of each year, beginning December 15, 2013. The Notes will constitute unsecured and unsubordinated obligations of the Company and will rank on parity with all of the Company’s other unsecured and unsubordinated indebtedness from time to time outstanding.

At its option, the Company may redeem each series of Notes, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of such series then outstanding to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of the Notes of such series to be redeemed (excluding interest accrued as of the redemption date), discounted to the redemption date on a semi-annual basis at the applicable Treasury Rate (as defined in the Notes) plus 15 basis points, in the case of the 2018 Notes, and 20 basis points, in the case of the 2023 Notes.

At its option, at any time on and after March 17, 2023 (90 days prior to the maturity date of the 2023 Notes), the Company may redeem the 2023 Notes, in whole or in part, at 100% of the aggregate principal amount of 2023 Notes to be redeemed.

If a Change of Control Triggering Event (as defined in the Notes) occurs, the Company will be required to make an offer on the terms set forth in the Notes to each holder of the Notes to repurchase all or any part of that holder’s Notes at a price equal to 101% of the principal amount of the Notes repurchased, plus accrued and unpaid interest, if any.

From time to time in the ordinary course of their respective businesses, certain of the underwriters, the indenture trustee and their affiliates have engaged in and may in the future engage in commercial banking, investment management, investment banking, derivatives and/or financial advisory and other commercial transactions and services with the Company and its affiliates for which they have received or will receive fees and commissions. Certain of the underwriters and their affiliates hold a portion of our outstanding debt securities that may be purchased by us pursuant to the cash tender offers referred to above or that may be redeemed by us, in each case using the net proceeds of this offering, as described in the prospectus supplement referred to above. As a result, those underwriters or their affiliates may receive a portion of the net proceeds of this offering to the extent such proceeds are used to purchase or redeem debt securities held by them.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	Other Events.

On June 3, 2013, the Company issued press releases reporting preliminary results and the pricing in respect of its previously announced tender offers for certain of the Company’s outstanding debt securities. The press releases are included as Exhibits 99.1 and 99.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1	Underwriting Agreement, dated June 3, 2013, between the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for themselves and on behalf of the several underwriters named therein in connection with the offer and sale of $250 million aggregate principal amount of the Company’s 1.750% Notes due 2018 and $250 million aggregate principal amount of the Company’s 3.250% Notes due 2023.

99.1	Press Release of Beam Inc. dated June 3, 2013.

99.2	Press Release of Beam Inc. dated June 3, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAM INC. (Registrant)

Date: June 3, 2013	By	/s/ Kenton R. Rose
	Name:	Kenton R. Rose
	Title:	Senior Vice President, General Counsel and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

1	Underwriting Agreement, dated June 3, 2013, between the Company and Credit Suisse Securities (USA) LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated for themselves and on behalf of the several underwriters named therein in connection with the offer and sale of $250 million aggregate principal amount of the Company’s 1.750% Notes due 2018 and $250 million aggregate principal amount of the Company’s 3.250% Notes due 2023.

99.1	Press Release of Beam Inc. dated June 3, 2013.

99.2	Press Release of Beam Inc. dated June 3, 2013.

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